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                                                                    EXHIBIT 10.5

                            NET WORTH AGREEMENT

     NET WORTH AGREEMENT made and entered into as of the ___ day of______________, 1999 between PRUDENTIAL SECURITIES GROUP
INC. ("PSGI"), a Delaware corporation, and PRUDENTIAL
SECURITIES FUTURES MANAGEMENT INC. (the "Managing Owner"), a
Delaware corporation.

                           W I T N E S S E T H :

     WHEREAS:

     A.   PSGI is the indirect parent of the Managing Owner.

     B. Limited interests (the "Interests") in various series ("Series") of World Monitor Trust II (the "Trust"), a business trust organized under Chapter 38 of Title 12 of the Delaware Code, of which the Managing Owner is the managing owner, are registered with the Securities and Exchange Commission pur-suant to registration statements on Form S-1, as amended (the "Registration Statements"), and offered pursuant to a prospectus ("Prospectus") contained in the Registration Statements.

     C.   The Managing Owner has agreed in Article I of the
First Amended and Restated Declaration of Trust and Trust
Agreement, dated as of ___________________, 1999
(the "Trust Agreement") that it will have general liability for the liabilities of each Series of the Trust in excess of the assets of each Series.

     D. The Managing Owner also is required (i) to make certain minimum purchases of general interests in the Trust ("General Interests") pursuant to Sections 3.1(d) and 3.2(a)(v),
(b)(v) and (c)(v) of Article III of the Trust Agreement and
(ii) to maintain a minimum "net worth" pursuant to Section 4.3(i) of Article IV of the Trust Agreement as a precondition under the so-called "NASAA Guidelines" (as defined in the Trust Agreement) to permit the Trust to sell its Interests in the various Series in several states of the U.S.

     E. The parties hereto desire to make certain provisions to permit the Managing Owner to meet its obligations to the Trust as set forth above.

     NOW, THEREFORE, the parties hereto agree, subject to the provisions of Sections 3.1(d) and 3.2(a)(v), (b)(v) and
(c)(v) of Article III of the Trust Agreement, as follows:

     1. PSGI agrees that on and after the Initial Closing Date with respect to each Series of the Trust (the term "Initial Closing Date" is defined in the Underwriting Agreement by and among the Trust, the Managing Owner and Prudential Securities Incorporated dated as of the date hereof (the "Underwriting Agreement")), provided that at least
$5 million in Interests have been sold with respect to each of Series D, Series E and Series F during the Initial Offering Period (as such term is defined in the Underwriting Agreement), and thereafter on and after each Subsequent Closing Date with respect to the continuous offering of Interests for such Series (the term "Subsequent
Closing Date" is defined in the Underwriting
Agreement), PSGI will provide the Managing Owner with the necessary funds to enable the Managing Owner to purchase the General Interests it is required to purchase pursuant to Sections 3.2(a)(v), 3.2(b)(v) and 3.2(c)(v) of Article III of the Trust Agreement.

     2. So long as the Managing Owner is the managing owner of the Trust, the Managing Owner agrees that it will not, and PSGI agrees that it will not cause the Managing Owner to, (i) declare any dividend or (ii) intentionally take any other formal corporate action which would cause the Managing Owner's "net worth" to fall below the level required to satisfy its obligations under Section 4.3(i) of Article IV of the Trust Agreement.

     3. The Managing Owner and PSGI agree that PSGI shall have the absolute right to determine the form of any contribution(s) that may be required to meet its obligations hereunder.

     4. This Agreement, which is intended solely for the benefit of the parties hereto and the interestholders of each Series of the Trust, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     5. This Agreement constitutes the entire understanding between the parties hereto with respect to the matters referr-ed to herein, and no waiver or modification of the terms hereof shall be valid unless in a writing signed by the party to be charged and only to the extent therein set forth.

     6. The obligations of the Managing Owner set forth herein are not binding upon any of the limited owners of the Trust individually but rather are binding only upon the assets and property of the Managing Owner, and no resort shall be had to the limited owners' personal property for the satisfaction of any obligation or claim hereunder.

     7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in that State, without giving effect to the principles of conflict of laws thereof.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                         PRUDENTIAL SECURITIES GROUP INC.


                         By: ______________________________
                            Name:
                            Title:


                         PRUDENTIAL SECURITIES FUTURES
                         MANAGEMENT INC.,
                         as Managing Owner


                         By: ______________________________
                            Name:
                            Title: